As Filed With the Securities and Exchange Commission on January 23, 2007
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933

                               Loreto Corporation
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                                 5943                             20-5308449
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

          415 Laurel St. #219
          San Diego, CA 92101                              (775) 352-4165
(Address of Principal Executive Offices)             (Issuer's Telephone Number)

          Loreto Corporation
          415 Laurel St. #219
          San Diego, CA 92101               (775) 352-4165        (775) 201-0195
(Name and Address of Agent for Service)   (Telephone Number)       (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)      Price (2)         Fee
--------------------------------------------------------------------------------
Common              4,500,000           $0.004         $18,000         $1.93
================================================================================
(1) The offering price of the shares has been determined arbitrarily by the company. The shares will be sold at the fixed price of $.004 per share until the completion of this offering.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                               LORETO CORPORATION
                              415 LAUREL ST. # 219
                               SAN DIEGO, CA 92101
                        4,500,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Loreto Corporation and no public market exists for the securities being offered. We are offering for sale a total of 4,500,000 shares of our common stock on a self-underwritten, best effort, all-or-none basis. The shares will be offered at a fixed price of $.004 per share for a period of 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on best efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".

Loreto Corporation is a development stage, start-up company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock         $.004          $18,000             $0             $18,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       Subject to Completion, Dated , 2007

                                TABLE OF CONTENTS




SUMMARY......................................................................  3
OFFERING.....................................................................  3
RISK FACTORS.................................................................  4
FORWARD LOOKING STATEMENTS ..................................................  8
USE OF PROCEEDS..............................................................  8
DETERMINATION OF OFFERING PRICE .............................................  9
DIVIDEND POLICY..............................................................  9
PLAN OF DISTRIBUTION.........................................................  9
LEGAL PROCEEDINGS............................................................ 11
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS .......................... 11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............. 12
DESCRIPTION OF SECURITIES ................................................... 13
INTEREST OF NAMED EXPERTS AND COUNSEL ....................................... 13
SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................... 13
ORGANIZATION IN THE LAST FIVE YEARS ......................................... 14
DESCRIPTION OF BUSINESS ..................................................... 14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.................... 18
DESCRIPTION OF PROPERTY ..................................................... 21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 22
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
OTHER SHAREHOLDER MATTERS ................................................... 22
EXECUTIVE COMPENSATION ...................................................... 24
FINANCIAL STATEMENTS ........................................................ 24
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
AND FINANCIAL DISCLOSURE .................................................... 24

SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to Loreto Corporation

Loreto Corporation was incorporated in Nevada on June 28, 2006 in order to pursue our business plan for the purpose of establishing greeting card shops in Mexico. We have signed a commercial lease agreement for our first location in Playas de Tijuana, B.C., Mexico, which commenced on November 1, 2006. We paid a deposit of $500.00 for the location, and the rental cost is $250.00 per month. The principal executive offices are located at 415 Laurel St. # 219, San Diego, CA 92101. The telephone number is (775) 352-4165.

From inception until the date of this filing we have had limited operating activities. Our audited financial statements for the year ended December 31, 2006 report no revenues and net loss of $877. Our independent auditors have issued an audit opinion for Loreto Corporation which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Our only asset as of the date of this prospectus is our cash in the bank, consisting of $8,624 in cash. We generated $10,000 in cash from the issuance of shares to our director.

OFFERING

The following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered     4,500,000 Shares of common stock, par value $.0015.

Offering Price per Share     $.004

Offering Period              The shares are being offered for a period not to
                             exceed 180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds                 $18,000

Use of Proceeds              We intend to use the proceeds to expand our
                             business operations.

No. of Shares Outstanding
Before the Offering:         5,000,000

No. of Shares Outstanding
After the Offering:          9,500,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officer and director will own 53% of our common stock. Due to the controlling amount of her share ownership, she will have a significant influence in determining the outcome of all corporate transactions.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

OUR OFFICER AND DIRECTOR CURRENTLY DEVOTES ONLY PART TIME SERVICES TO THE COMPANY AND IS ALSO INVOLVED IN OTHER BUSINESS ACTIVITIES. THIS COULD RESULT IN HER INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Magdalena Cruz, the President and Director of the company, currently devotes approximately 3 - 5 hours per week to company matters. The responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Ms. Cruz. She has no prior experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. She intends to limit her role in her other business activities and devote full time services to Loreto Corporation after we attain a sufficient level of revenue and are able to provide officers' salaries per our business plan. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on June 28, 2006; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

OUR ONLY ASSET IS $8,623 CASH IN THE BANK AND WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING FOR OUR BUSINESS PLAN. IF WE DO NOT RECEIVE FUNDING OUR BUSINESS WILL FAIL.

The only cash currently available is the cash paid by our director for the acquisition of her shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED, RESULTING IN THE FAILURE OF OUR BUSINESS.

Other than the shares offered by this prospectus, no other source of additional capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

     1.   abandon our business plans, cease operations and go out of business;
     2.   continue to seek alternative and acceptable sources of capital; or
     3.   bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet opened any greeting card shops and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE GREETING CARD INDUSTRY IS HIGHLY COMPETITIVE AND IF OUR COLLECTION OF CARDS IS NOT WELL RECEIVED AND/OR SUCCESSFUL, WE MAY BE UNABLE TO GENERATE REVENUE.

The greeting card industry is highly competitive with respect to price and quality of the cards, as well as the accessibility of the cards for consumers and, as a result, there is a high failure rate in the industry. There are numerous well-established competitors, including large international card companies, regional and local card companies possessing substantially greater financial, marketing, personnel and other resources than our company. There can be no assurance that we will be able to respond to all of the competitive factors affecting the card industry and successfully establish a greeting card shop that will be well received and profitable. The greeting card industry is generally affected by changes in consumer preferences and national, regional and local economic conditions, as well as demographic trends. If we are unable to successfully establish market our greeting card shops and generate revenues, you could lose any investment you make in our securities.

WE WILL BE SUBJECT TO THE MANY RISKS OF DOING BUSINESS INTERNATIONALLY, INCLUDING BUT NOT LIMITED TO THE DIFFICULTY OF ENFORCING LIABILITIES IN FOREIGN JURISDICTIONS, MAKING IT DIFFICULT FOR AN INVESTOR TO EFFECT SERVICE UPON THE COMPANY.

Since our officer and director resides in Mexico, substantially all of her assets are located outside the United States. As a result, it may not be possible for investors to affect service of process within the United States upon her or to enforce against her judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS WILL BE SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS AND RISKS WHICH COULD SEVERELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.

While our bank account is in U.S. Dollars and is held in a U.S. bank, we will be conducting the majority of our business in the Mexican Peso. The Mexican Peso has traded in a fairly narrow range over the past several years so we currently only have limited exposure to exchange rate fluctuations. At some point in the future the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk as our profits would then be subject to exchange rate fluctuations.

RISKS ASSOCIATED WITH THIS OFFERING:

THE SHARES BEING OFFERED ARE DEFINED AS "PENNY STOCK", THE RULES IMPOSED ON THE SALE OF THE SHARES MAY AFFECT YOUR ABILITY TO RESELL ANY SHARES YOU MAY PURCHASE, IF AT ALL.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 10.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commission. She will offer the shares to her friends, relatives, acquaintances and business associates.

However; there is no guarantee that she will be able to sell any of the shares. In the event all of the shares are not sold before the expiration date of the offering, all funds will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of our Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Loreto Corporation or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer and director will own 53% of our common stock. Due to the amount of her share ownership, she will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Her interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $6,000 cost of our Registration Statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the proceeds to us will be $18,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

     Total Proceeds                  $18,000
                                     -------
     Rent (incl. utilities)            2,250
     Inventory                         3,750
     Director Salary                   3,500
     Remodeling                        4,000
     Staff Salaries                    3,000
     Marketing                         1,500
                                     -------

     Total Use of Proceeds           $18,000
                                     =======

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash assets and the amount of money we would need to fully implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of our Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Loreto Corporation or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

     b. Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intending primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.004 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed.

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all funds collected for subscriptions in a separate bank account until the total amount of $18,000 has been received. At that time, the funds will be transferred to our business account for use in our business plans. In the event the offering is not sold out prior to the Expiration Date, all funds will be returned to investors, without interest or deduction.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Loreto Corporation

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Loreto Corporation, whose one year term will expire 10/31/07, or at such a time as her successor(s) shall be elected and qualified is as follows:

Name & Address               Age   Position    Date First Elected  Term Expires
--------------               ---   --------    ------------------  ------------
Magdalena Cruz               52    President,        10/1/06         10/31/07
215 Laurel St. # 219               Secretary,
San Diego, CA 92101                Director

The foregoing person is a promoter of Loreto Corporation, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been appointed and qualified.

The director and officer currently devote an immaterial amount of time, approximately three to five hours per week, to manage the business affairs of our company. After receiving funding per our business plan Ms. Cruz intends to devote full time services to the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

Magdalena Cruz

Employment Experience

ISSSTE
(Institute of Security and Social Services for the Workers of the State)
1994-2004

     *    Personnel supervisor.
     *    Managed daily operations of staff.

Fonatur
1976 - 1994

     *    Fonatur is the national agency for the promotion of tourism.
     *    Designed and managed promotional campaigns for tourism.

Educational Background

Preparatory School, Mexico City High, graduated 1972.
National De Mexico, Mexico City, business degree, graduated 1976.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Loreto Corporation's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

Title Of       Name &                        Amount &           Percent
 Class         Address                    Nature of owner        Owned
 -----         -------                    ---------------        -----

Common      Magdalena Cruz                  5,000,000 (a)         100%
            415 Laurel St. # 219
            San Diego, CA 92101

Total Shares Owned by Officers &
 Directors as a Group                       5,000,000             100%

----------
(a) Ms. Cruz received 5,000,000 shares of the company's common stock on October 3, 2006 for $10,000 cash.

FUTURE SALES BY EXISTING STOCKHOLDER

A total of 5,000,000 shares have been issued to the existing stockholder, all of which are held by our officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any existing plans to sell her shares at any time after this offering is complete.

DESCRIPTION OF SECURITIES

Loreto Corporation's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $0.0015 per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, and do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the company.

Our financial statements for the period from inception to the year ended December 31, 2006 included in this prospectus have been audited by George Stewart, CPA, 2301 South Jackson St., Suite 101-G, Seattle, WA 98144. We include the financial statements in reliance on his reports, given upon his authority as an expert in accounting and auditing.

The Professional Law Corporation of Joseph I. Emas 1224 Washington Avenue Miami Beach, Florida 33139 Phone # (305) 531-1174, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner they reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the

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
extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify them against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ORGANIZATION IN THE LAST FIVE YEARS

The company was incorporated in Nevada on June 28, 2006. In October 2006 the board of directors voted to seek capital and began development of our business plan. We received our initial funding of $10,000 through the sale of common stock to our officer and director. We do not have any, nor have we had any, associations with any promoters aside from Ms. Cruz, our director, who is considered a promoter.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

We were incorporated in Nevada on June 28, 2006. We are a development stage company with essentially no revenues and a limited operating history.

We have a very specific business plan and are executing it as aggressively as we can with the current funding. We are a new company early in the implementation of our business plan and performing those tasks necessary to raise the funding to complete the plan.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Loreto Corporation intends to market and sell greeting cards in retail locations throughout Mexico. We intend to market and sell greeting cards, wrapping paper, stationery products and collectibles. Our plan is to open retail stores throughout Mexico in shopping malls and urban centers to sell paper based products to the general public. We intend to design and print branded greeting cards and paper goods, as well as licensed products.

We are a start-up company with our first location in Playas De Tijuana, B.C. Mexico. Our plan is to open a retail outlet, develop product lines, creative designs, and inventory and distribution channels to the greeting card retail industry. Our main consumer base will be primarily women. In addition to selling within our own stores we will sell our products to small boutiques, specialty stores, florists, and gift shops. Greeting cards are products that attempt to touch lives with artwork and words by communicating ideas that comfort, inspire, celebrate and express meaningful moments. Greeting cards are a product that can be used as a tool for communication between the sender and recipient.

We intend to create and design greeting cards and stationery products for every occasion. Each card will be designed, embossed, stamped, cut, and assembled with the goal producing high quality products. Our goal is to craft cards which create a memory, stir emotion, or identify an important event such as a birthday, graduation, or marriage. We also intend to sell specialty items such as; stencils, scrap books, diaries and wreaths.

The assortments of products we intend to offer are as follows:

GREETING CARDS - A greeting card is a folded card with an envelope bearing a message or greeting, congratulation, or other sentiment, usually sent or given on a special occasion or holiday.

WRAPPING PAPER - Wrapping paper is used for wrapping gifts during a special occasion such as, Christmas or a birthday. Wrapping paper often has designs printed upon it indicating the occasion.

STATIONERY - stationery is writing paper and envelopes with printed logos or designs that often match. Frequently used for personal letters to friends and relatives.

STENCILS - Stencils are made of plastic or cardboard and cut into specific shapes or letters so that ink or paint applied to the sheet will reproduce the pattern on the surface beneath. Stencils are formed by removing sections from template materials in the form of text or an image.

SCRAPBOOKS- Scrapbooking with photos has been around since photographs became available to ordinary people. Old scrapbooks tended to have photos mounted with photomount corners and perhaps notations of who was in a photo or where and when it was taken. Modern scrapbooking has evolved into creating attractive displays of photos, text and memorabilia.

POSTCARDS- Postcards are commercially images or message printed on strong card stock with space on one side for an address, message, and postage stamp. They are used for sending short messages through the mail.

WREATHS - A wreath is a flower arrangement consisting of a circular band of foliage or flowers for ornamental purposes. They are often placed upon a memorial or hung as a decoration.

DIARIES - A diary is a daily written record of occurrences, experiences, observations, or thoughts. Diaries are used as a personal record of events and experiences in one's life.

In the future we intend to, subject to sufficient funding from our offering, operations or financing, which there are no assurances of, to acquire a printing facility to create our own branded products for sale in our stores and to other retailers. We believe, but there is no assurance that, owning our own printing facility will provide a competitive advantage for our stores.

While we do not know precisely the minimum amount of funding that we may require to commence and continue our operations during our first year, we believe that if this offering is successful, the proceeds ($18,000) will enable us to open for business and commence operations, and together with revenues we anticipate receiving during our first year, will allow us to continue in business. However, there is absolutely no assurance of this because of the uncertainties we know we face as a start-up or development stage entity, and we may require additional funding during the first year to sustain our operations until revenues from operations are sufficient. Aside from the verbal agreement we have with our director to provide limited funds to complete our registration process in the event we experience a shortfall of funds, we have no commitments from commercial lenders or anyone else to provide any additional funding, if needed.

To date, our efforts have been concentrated on the planning stages of our proposed business. Our director has gathered information about the greeting card industry and has been involved in a search for, and analysis of, available and suitable locations for a retail greeting card shop and has also been involved in lease negotiations. We have what we believe will be a unique advantage that is important to this type of company because Mexico is an unsaturated market within the greeting card industry. There is absolutely no assurance that we will be successful in this venture.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

Loreto Corporation's plans to utilize its management's background in the greeting card industry to offer our services to patrons throughout Mexico. Our director has a background in the greeting card industry. We plan to offer our services through various retail locations.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS OR SERVICES

We have no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

Operating retail greeting cards stores is a highly competitive business, with many companies who have greater technical expertise, financial resources and marketing capabilities than we do. We plan to compete by providing a selection of uniquely designed products.

We are a relatively small retailer and our position in the industry as a whole is insignificant. Locally, we will compete against a number of nearby specialty stores, including national retailers like Hallmark and America Greetings as well as other less well known companies who have outlets within a few miles of our proposed location. Such competitors have substantially greater resources and expertise than we do and significant competitive advantages over us.

We can only price and sell our products to the public at competitive prices determined in retail markets. There is no assurance we will be able to overcome competitive disadvantages we face as a small, start up company with limited capital. If we cannot compete effectively, regardless of the success of this offering, we will not succeed and investor will likely lose their money.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We have not yet identified principal suppliers or sources for raw materials. We will utilize our management's background to identify the suppliers of our greeting cards. We will contact local paper distributors and printers to determine which can provide us with the most competitive price for paper and printing services.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will not depend on any one or a few major customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for its products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

We will be subject to federal laws and regulations that relate directly or indirectly to our operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in Mexico.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on our operations to date, but no assurance can be given that environmental regulations will not, in the future, have a materially adverse effect on our business, financial condition or results of operation. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of the company could be adversely affected.

NUMBER OF EMPLOYEES

Our only current employee is our officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. Ms. Cruz intends to work on a full time basis when we have raised capital per our business plan. Our business plan calls for the hiring of 3 new employees over the next twelve months.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenues since inception and have incurred $877 in expenses as of December 31, 2006.

The following table provides selected financial data about our company for the period from the date of incorporation through December 31, 2006. For detailed financial information, see the audited financial statements included in this prospectus.

                 Balance Sheet Data:                 12/31/06
                 -------------------                 --------

                 Cash                                $ 8,623
                 Total assets                        $ 9,123
                 Total liabilities                   $     0
                 Shareholders' equity                $ 9,123

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. The first three months of our business plan we will be concentrating on completing our Registration Statement and obtaining the required investment capital. We expect that we will only be able to complete the first five months of our business plan without those additional funds. In order to fully implement our business plan for the remaining seven months we would require $16,000. If we are unable to receive funding from this offering we would postpone our cost-intensive plans such as remodeling, inventory and advertising while we investigate alternative funding. Our director has verbally agreed to loan the company funds to complete the registration process and continue operations in a limited scenario until we obtain funding, but we will require full funding to implement our complete business plan. Our director has no formal commitment, arrangement or legal obligation to advance or loan funds to Loreto Corporation. To date, there have been no loans by the director to Loreto Corporation, no negotiated material terms or agreed upon amounts, and no formalized agreements of any kind.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As described in the Notes to our accompanying financial statements, our lack of any guaranteed sources of future capital creates substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.

As of the date of this filing, we have taken the following steps: developed our business plan, determined the market in which we intend to open our first retail location as Playas De Tijuana, Baja California, Mexico. Loreto Corporation has signed a commercial lease agreement which commenced on November 1, 2006 and will continue month-to-month thereafter until canceled upon 30 days prior notice by either party. We paid a deposit of $500.00 for the location. The monthly rent, including utilities, is $250.00.

We are now in the process of registering our securities with the Securities and Exchange Commission in order to raise funds to implement our business plan. Our business plan includes a need for cash of $24,500, including the cost of our registration statement.

COMPLETED MILESTONES:

OCTOBER 2006:

Rental deposit of $500 for our first retail location was paid to secure the space.

NOVEMBER 2006:

Rent of $250 for our location was paid. We began research on card designs and written content. We also began creating our ideas for the locations design and remodeling. The total costs and expenses for the month of November were $425.

DECEMBER 2006:

Rent of $250 for our location was paid. We continued research on card designs and written content. We continued creating our ideas for the locations design and remodeling. The total costs and expenses for the month of December were $452.

PROPOSED MILESTONES TO IMPLEMENT OUR PLAN OF OPERATIONS:

Our director has outlined the following milestones for our business plan. They are estimates only. The number of employees, remodeling costs, inventory and other projected milestones are approximations only, and are subject to adjustments based upon the requirements of the business and costs of those requirements.

JANUARY 2007:

Rent of $250 for our location will be paid. Our director will be paid a salary of $500. We will continue research on card designs and written content. We will continue creating our ideas for the locations design and remodeling. The total costs and expenses for the month of January are estimated to be $750.

FEBRUARY 2007:

During this month, we will be paying rent of $250 on our location. Our director will be paid a salary of $500. We will complete research on card designs and written content. We will complete creating our ideas for the locations design and remodeling. We will research vendor and printing relationships to begin our inventory. The total costs and expenses for the month of February are estimated to be $750.

MARCH 2007:

During this month, we will be paying rent of $250 on our location. Our director will be paid a salary of $500. We will begin the redesign and remodeling phase of our plan at a cost of $1,000. We intend to begin interviews with potential staff. We will spend $750 on printing our initial run of cards to build our inventory. The total costs and expenses for the month of March are estimated to be $2,500.

APRIL 2007:

During this month, we will be paying rent of $250 on our location. Our director will be paid a salary of $500. We will continue the redesign and remodeling phase of our plan at a cost of $1,000. We intend to continue interviews with potential staff. We will spend $750 on printing of cards to build our inventory. The total costs and expenses for the month of April are estimated to be $2,500.

MAY 2007:

During this month, we will be paying rent of $250 on our location. Our director will be paid a salary of $500. We will continue the redesign and remodeling phase of our plan at a cost of $1,000. We intend to continue interviews with potential staff and hire a staff of one people at a cost of $1000 per month. We will spend $750 on printing of cards to build our inventory. We will begin our pre-opening marketing and advertising at a cost of $500. The total costs and expenses for the month of May are estimated to be $4,000.

JUNE 2007:

During this month, we will be paying rent of $250 on our location. Our director will be paid a salary of $500. We will complete the redesign and remodeling phase of our plan at a cost of $1,000. We intend to complete interviews with staff and hire one additional staff at a cost of $1000 per month. We will spend $750 on printing of cards to build our inventory. We will continue our pre-opening marketing and advertising at a cost of $500. The total costs and expenses for the month of June are estimated to be $4,000.

JULY 2007:

During this month, we will be paying rent of $250 on our location. Our director will be paid a salary of $500. Our staff will cost to hire a third at $1,000 per month. We will spend $750 on printing of cards to complete the build of our inventory. We will complete our pre-opening marketing and advertising at a cost of $500. The total costs and expenses for the month of May are estimated to be $3,000.

Total estimated costs for opening our first retail location is $18,000.

AUGUST - DECEMBER 2007:

Sales begin in the month of August and continue through the following months of 2007.

DESCRIPTION OF PROPERTY

Loreto Corporation's principal executive office address is 415 Laurel St. # 219, San Diego, CA 92101. The principal executive office and telephone number are provided by the officer of the corporation. The office is used by the officer for other business interests and is estimated to be sufficient for our business needs until such time as we receive funding and should remain sufficient to accommodate our hiring requirements during the initial phases of our business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Ms. Cruz, the officer of the corporation at no charge until we occupy the property for our first retail establishment, estimated to be June 2007.

Ms. Cruz purchased 5,000,000 shares of the company's common stock for cash in the amount of $10,000. The stock was valued at $0.002 per share.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
     c. contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     f. contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     a.   the bid and offer quotations for the penny stock;
     b. the compensation of the broker-dealer and its salesperson in the transaction;
     c. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     d. monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

EXECUTIVE COMPENSATION

Our current officer has received no compensation to date. Beginning in January 2007 our business plan allows for a salary for Ms. Cruz of $500 per month if we receive funding. The current Board of Directors is comprised of only Ms. Cruz.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
M. Cruz          2006       -0-         -0-        -0-           -0-           -0-         -0-         -0-
President

There are no current employment agreements between the company and its executive officer.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Loreto Corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

FINANCIAL STATEMENTS

The audited financial statements of Loreto Corporation for the year ended December 31, 2006, and related notes which are included in this offering have been examined by George Stewart, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Loreto Corporation

I have audited the accompanying balance sheet of Loreto Corporation (A Development Stage Company) as of December 31, 2006, and the related statement of operations, stockholders' equity and cash flows for the period from June 28, 2006 (inception), to December 31, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Loreto Corporation (A Development Stage Company) as of December 31, 2006, and the results of its operations and cash flows from June 28, 2006 (inception) to December 31, 2006, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart, CPA
--------------------------------
San Diego, California
January 22, 2007

                               Loreto Corporation
                          (A Development Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                      As of
                                                                    December 31,
                                                                       2006
                                                                     -------
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $ 8,623
                                                                     -------
TOTAL CURRENT ASSETS                                                   8,623

OTHER ASSETS
  Lease Deposits                                                         500
                                                                     -------
TOTAL OTHER ASSETS                                                       500
                                                                     -------

      TOTAL ASSETS                                                   $ 9,123
                                                                     =======

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                                  $    --
                                                                     -------

TOTAL CURRENT LIABILITIES                                                 --

TOTAL LIABILITIES                                                         --

STOCKHOLDERS' EQUITY
  Common stock, ($0.0015 par value, 50,000,000 shares
   authorized; 5,000,000 shares issued and outstanding
   as of November 30, 2006                                             7,500
  Additional paid-in capital                                           2,500
  Deficit accumulated during Development stage                          (877)
                                                                     -------
TOTAL STOCKHOLDERS' EQUITY                                             9,123
                                                                     -------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $ 9,123
                                                                     =======

                       See Notes to Financial Statements

                               Loreto Corporation
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                   June 28, 2006
                                                                    (inception)
                                                                      through
                                                                    December 31,
                                                                       2006
                                                                    -----------
REVENUES
  Revenues                                                          $        --
                                                                    -----------
TOTAL REVENUES                                                               --

GENERAL & ADMINISTRATIVE EXPENSES                                           877
                                                                    -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                    (877)
                                                                    -----------

NET INCOME (LOSS)                                                   $      (877)
                                                                    ===========

BASIC EARNINGS PER SHARE                                            $     (0.00)
                                                                    ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                            5,000,000
                                                                    ===========

                       See Notes to Financial Statements

                               Loreto Corporation
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
            From June 28, 2006 (Inception) through December 31, 2006
--------------------------------------------------------------------------------


                                                                                           Deficit
                                                                                          Accumulated
                                                               Common       Additional      During
                                                Common         Stock         Paid-in      Development
                                                Stock          Amount        Capital        Stage         Total
                                                -----          ------        -------        -----         -----
BALANCE, JUNE 28, 2006                                --       $    --       $   --        $   --       $    --

Stock issued for cash on October 3, 2006
 @ $0.002 per share                            5,000,000         7,500        2,500            --        10,000

Net loss,  November 30, 2006                                                                 (877)         (877)
                                              ----------       -------       ------        ------       -------

BALANCE, NOVEMBER 30, 2006                     5,000,000       $ 7,500       $2,500        $ (877)      $ 9,123
                                              ==========       =======       ======        ======       =======

                       See Notes to Financial Statements

                               Loreto Corporation
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                   June 28, 2006
                                                                    (inception)
                                                                      through
                                                                    December 31,
                                                                       2006
                                                                     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $   (877)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
                                                                     --------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              (877)

CASH FLOWS FROM INVESTING ACTIVITIES

        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              7,500
  Additional paid-in capital                                            2,500
                                                                     --------
        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            10,000
                                                                     --------

NET INCREASE (DECREASE) IN CASH                                         9,123

CASH AT BEGINNING OF PERIOD                                                --
                                                                     --------
CASH AT END OF YEAR                                                  $  9,123
                                                                     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                           $     --
                                                                     ========
  Income Taxes                                                       $     --
                                                                     ========

                       See Notes to Financial Statements

                               LORETO CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Loreto Corporation (the Company) was incorporated on June 28, 2006 in the State of Nevada. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company is pursuing their business plan to create, market, and sell greeting cards to wholesalers and retail customers in shopping malls in its own planned retail shops.

The Company is in the development stage in accordance with SFAS No.7 "Accounting and Reporting by Development Stage Enterprises". Its activities to date have been limited to capital formation, organization and development of its business plan; it has begun its initial steps in its plan of operation and signed a retail lease that commenced on November 1, 2006. The Company has raised $10,000 through its sole officer and director's purchase of the Company's common stock.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June 28, 2006 (date of inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

                               LORETO CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from June 28, 2006 (date of inception) to December 31, 2006 and generated no revenues and loss of $877. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $8,624 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 5. RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities, and as they become available, she may face a

                               LORETO CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


NOTE 5. RELATED PARTY TRANSACTIONS (Continued)

conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Magdalena Cruz, sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming SB-2 offering.

NOTE 6. INCOME TAXES

                                                         As of December 31, 2006
                                                         -----------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $  (877)
     Other                                                             0
                                                                 -------
     Gross deferred tax assets                                         0
     Valuation allowance                                             877
                                                                 -------

     Net deferred tax assets                                     $     0
                                                                 =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of December 31, 2006, the Company has net operating loss carryforward of $877. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

                               LORETO CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


NOTE 8. STOCK TRANSACTIONS (Continued)

On October 3, 2006 the Company issued a total of 5,000,000 shares of common stock to a director for cash in the amount of $0.002 per share for a total of $10,000.

As of December 31, 2006 the Company had 5,000,000 shares of common stock issued and outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2006:

Common stock, $ 0.0015 par value: 50,000,000 shares authorized; 5,000,000 shares issued and outstanding.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Loreto Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below; all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee      $    2
     Accounting fees and expenses                             $4,000
     Legal fees                                               $1,500
     Transfer Agent fees                                      $  498
                                                              ------
     Total                                                    $6,000
                                                              ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 3, 2006, 5,000,000 shares of common stock were issued to Ms. Cruz, our officer and director. The shares were issued in exchange for $10,000, or $.004 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the company, bear a restrictive legend and were issued to non-US residents.

                                    EXHIBITS

Exhibit 3.1       Articles of Incorporation              Included
Exhibit 3.2       Bylaws                                 Included
Exhibit 5.1       Opinion re: Legality                   Included
Exhibit 10        Lease Agreement                        Included
Exhibit 23.1      Consent of counsel                     Included in Exhibit 5.1
Exhibit 23.2      Consent of independent auditor         Included

UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

          (b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

          (c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

               In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

          (d)  The undersigned Registrant hereby undertakes that:

               1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

               2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, state of California, on January 23, 2007.

                                   Loreto Corporation


                                       /s/ Magdalena Cruz
                                       -------------------------------
                                   By: Magdalena Cruz
                                       (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Magdalena Cruz                                             January 23, 2007
-------------------------------------                          ----------------
Magdalena Cruz                                                      Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)

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